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                                                                   EXHIBIT 10.29
                                 AQUA-CHEM, INC.
                             7800 North 113th Street
                               Milwaukee, WI 53224


                                November 12, 1999


Mr. Robert D. Endacott
1352 Shire Circle
Inverness, IL 60067


Dear Bob,

         At the outset, the Aqua-Chem Board of Directors has requested that I convey to you its appreciation for all of the valuable contributions that you have made to the Company over the past several years. Aqua-Chem's decision to terminate the services that you have been providing to Aqua-Chem as Vice Chairman and an employee and the consulting services that CMR Partners has been providing to Aqua-Chem is not caused by any dissatisfaction with such services but, rather, is the result of other changes within the Company eliminating the need for the services.

         The balance of this letter will confirm the arrangements that we have discussed in connection with the termination of services. If you are in agreement with the arrangements set forth herein, please so indicate by signing and returning the enclosed copy of this letter and the attached General Release. The agreed upon arrangements are as follows:

         - You hereby resign, effective immediately, as an employee and Vice Chairman of Aqua-Chem, Inc.

         - You and Aqua-Chem, Inc. hereby agree that, except for obligations not to compete and to maintain confidentiality, the Agreement among Aqua-Chem, Inc., CMR Partners and you entered into as of June 1, 1999 and signed on August 23, 1999 as it relates to your employment is hereby terminated.

         - CMR Partners and Aqua-Chem, Inc. hereby agree that, except for the obligations of the parties under sections 4.2, 6.1, 6.2 and
               6.3 which shall continue in force, the Agreement between Aqua-Chem, Inc. dated September 26, 1997 as subsequently amended on February 18, 1998, November 13, 1998 and as of June 1, 1999 (the "Agreement") is hereby terminated and, except for the aforementioned obligations, Aqua-Chem and CMR Partners hereby forever release and discharge each other and their respective past, present and future officers, directors agents, employees, attorneys, shareholders, employee benefit plans, divisions, parent corporations, subsidiary corporations, affiliates, successors and assigns from any and all liabilities, claims or obligations arising under or in any way relating to the Agreement.

         - Aqua-Chem, Inc. shall continue your normal salary payments (at the rate of $13,500 per month less withholding required by law) through the period ending November 30, 1999.

         - Provided that you execute and return a copy of this letter and the enclosed General Release and do not revoke the General Release as described therein, on January 1, 2000, Aqua-Chem shall pursuant to the terms of the General Release pay you One Hundred Thousand Dollars ($100,000.00) less withholding required by law.


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         -     The non-compete provisions referred to above shall not preclude you from providing services to Indek Power, Inc. with respect to a possible transaction with Aqua-Chem.

         - You may retain the Aqua-Chem lap top computer presently in your possession and by signing and returning this letter confirm that you have destroyed all files on the computer containing information relating to Aqua-Chem.



                  If you are in agreement with the preceding, please so indicate by signing and returning the enclosed copy of this letter.


                                              Aqua-Chem, Inc.


                                              By: /s/ David M. Tenniswood
                                                 ----------------------------




             Agreed to and accepted this 19th day of November, 1999.


                                               /s/ Robert  D. Endacott
                                              --------------------------------
                                              Robert D. Endacott, Individually



                                              CMR Partners

                                              By: /s/ Robert D. Endacott
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